SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                     -----------------------------------

                                 FORM 8-K

                              CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                             December 12, 2002
                     -----------------------------------
                       (Date of earliest event report)



                           WEYERHAEUSER COMPANY
                     -----------------------------------
            (Exact name of registrant as specified in charter)

    Washington                   1-4825                91-0470860
    ----------                   ------                ----------
  (State or other              (Commission           (IRS Employer
  jurisdiction of              File Number)          Identification
  incorporation or                                      Number)
   organization)


                     Federal Way, Washington 98063-9777
                     -----------------------------------
                  (Address of principal executive offices)
                                (zip code)

             Registrant's telephone number, including area code:
                            (253) 924-2345
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TABLE OF CONTENTS

     Item 9.  Regulation FD Disclosure
     ---------------------------------
   SIGNATURES
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                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON D.C., 20549


ITEM 9 - REGULATION FD DISCLOSURE


On December 11, 2002, Weyerhaeuser Company a press release stating the following:

Weyerhaeuser Expects to Earn Approximately 50 Cents Per Share
Including Unusual Items in Fourth Quarter

FEDERAL WAY, Wash. - Weyerhaeuser Company (NYSE: WY) today provided updated information on the projected performance of its segments for the fourth quarter and said it expects to report earnings for the quarter of approximately 50 cents per share including unusual items.

As previously reported, these after-tax unusual items are expected to include:

.. A one-time estimated gain of $97 million on the sale of timberlands in western Washington announced in October.
.. An estimated $26 million in expected insurance recovery associated with the business interruption at the Plymouth, N.C. paper facility.
.. Charges associated with the successful integration of Willamette Industries of approximately $13 million.
.. Charges of approximately $27 million for closing selected facilities.
.. Charges of approximately $25 million associated with terminating the former
  MacMillan Bloedel salaried pension plans for U.S. employees.

Weyerhaeuser will report its fourth quarter earnings before the market opens on Jan. 22, 2003.

         Updated Fourth Quarter Performance by Segment

Timberlands - Earnings for the fourth quarter, excluding the one-time gain on the timberlands sale, are expected to be higher than the $138 million reported in the third quarter based on seasonally higher harvest volumes and better than expected pricing.

Wood Products - At the end of the third quarter, Weyerhaeuser noted the high degree of uncertainty in lumber prices due, in part, to oversupply and other unintended consequences of the countervailing and anti-dumping duties on Canadian softwood lumber imported into the United States. This situation worsened in the fourth quarter with lumber prices dropping to levels lower than third quarter combined with seasonally lower volumes. As a consequence of the market conditions, Weyerhaeuser plans to take extended maintenance downtime in its softwood lumber mills during the holidays. In addition, prices for structural and non-structural panels are lower than third quarter levels. As a result, the segment is expected to realize a loss from operations, excluding unusual items, in the fourth quarter that is expected to be significantly higher than the third quarter loss of $18 million.

Pulp and Paper - The segment is expected to report higher fourth quarter earnings, excluding unusual items, compared with the third quarter. Uncoated free sheet markets have remained strong throughout the quarter allowing Weyerhaeuser to implement announced price increases. This improved performance by the uncoated free sheet business has more than offset the effect of recent weakness in pulp prices.

Containerboard, Packaging and Recycling - Higher box prices and a decline in old corrugated container (OCC) costs are expected to result in stronger fourth quarter earnings compared to the third quarter. This segment has rationalized inefficient box and mill capacity and is realizing improved operating efficiencies. Weyerhaeuser expects to take approximately 35,000 tons of market-related downtime, in addition to normally scheduled seasonal maintenance, during December.

Real Estate and related assets - The business continues to report consistent traffic and closings due to strong market conditions and low interest rates. The backlog of homes sold, but not delivered, remains steady at slightly more than six months. Fourth quarter earnings are expected to be lower than third quarter levels due to the absence of sales of multifamily units.

Other - Cash flow for the company should improve significantly in the fourth quarter as a result of improved operations, working capital reductions, continued capital spending discipline and proceeds from the sale of timberlands in Western Washington. As a result, Weyerhaeuser is expected to achieve its capital expenditure and debt reduction goals for the year.

The company will hold a live conference call at 6:30 a.m. PST (9:30 a.m. EST) on Dec. 12 to discuss this updated information.

To access the conference call, listeners calling from within North America should dial (877) 461-2814 at least 15 minutes prior to the start of the conference call. Those wishing to access the call from outside North America should dial (416) 695-5259. Replays of the call will be available for 48 hours following completion of the live call and can be accessed at
(888) 509-0081 within North America and at (416) 695-9728 from outside North America.

The call may also be accessed through Weyerhaeuser's Internet site at www.weyerhaeuser.com by clicking on the "Listen to our conference call" link.

Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2001, sales were $14.5 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at www.weyerhaeuser.com.

                                  # # #

This news release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative or other variations of those terms or comparable terminology, or by discussions of strategy, plans or
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intentions. In particular, some of these forward-looking statements deal with matters such as the company's expected fourth quarter earnings and performance, and earnings and performance of the company's business segments during the fourth quarter 2002. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company's products, which may be tied to the relative strength of various U.S. business segments; performance of the company's manufacturing operations; the successful execution of internal performance plans; the level of competition from domestic and foreign producers; the effect of forestry, land use, environmental and other governmental regulations; fires, floods and other natural disasters; closure of pending timberland sales; the company's ability to successfully integrate and manage acquired businesses and to realize anticipated cost savings and synergies from these acquisition; the ability of acquired businesses to perform in accordance with the company's expectations; legal proceedings; and performance of pension fund assets. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Euro, the
Yen and the Canadian dollar; and restrictions on international trade or tariffs imposed on imports, including the countervailing and dumping duties imposed on the company's softwood lumber shipments from Canada to the United States. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.
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                              # # #
SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            WEYERHAEUSER COMPANY

                                    By    /s/ Steven J. Hillyard
                                       ----------------------------
                                    Its:   Vice President and
                                           Chief Accounting Officer
Date:  December 12, 2002
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